BROWN & WOOD LLP
                            One World Trade Center
                        New York, New York  10048-0557
                          Telephone: (212) 839-5300
                          Facsimile: (212) 839-5599


                                   October 10, 1996



Battery Park Funds, Inc.
2 World Financial Center
New York, NY  10281-1198


Ladies and Gentlemen:

     We have acted as counsel for Battery Park Funds, Inc. (the "Fund"), a series-type investment company organized under the laws of the State of Maryland, in connection with the organization of the Fund and its registration as an open-end investment company under the Investment Company Act of 1940, as amended. This opinion is being furnished in connection with the registration of an indefinite number of shares of common stock, designated Class A and Class Y, par value $0.001 per share, of Battery Park/SM/ High Yield Fund, a series of the Fund (the "Shares") under the Securities Act of 1933, which registration is being effected pursuant to a registration statement on Form N-1A (File No. 333-7805), as amended (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                   Very truly yours,

                                   /s/ BROWN & WOOD LLP